Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-256948, 333-233342, 333-223952, 333-204776, 333-189287, 333-183863, 333-181426, and 333-168041 on Form S-8 and 333-182277 and 333-181570 on Form S-3 of our reports dated February 24, 2023, relating to the financial statements of ASGN Incorporated and the effectiveness of ASGN Incorporated’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
February 24, 2023